SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 21, 2007

AMERICAN EXPRESS	AMERICAN EXPRESS	AMERICAN EXPRESS
RECEIVABLES	RECEIVABLES	RECEIVABLES
FINANCING	FINANCING	FINANCING
CORPORATION II	CORPORATION III LLC	CORPORATION IV LLC
(as Originators of the American Express Credit Account Master Trust)
(Exact name of registrant as specified in its charter)
on behalf of
American Express Credit Account Master Trust

Delaware	13-3854638	333-130508-03	Delaware	20-0942395	333-130508	Delaware	20-0942445	333-130508-02
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)	(Commission File Number)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)	(Commission File Number)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)	(Commission File Number)

200 Vesey Street, Room 138	4315 South 2700 West, Room 1900	4315 South 2700 West, Room 1900
Mail Stop 01-31-12	Mail Stop 02-01-50	Mail Stop 02-01-56
New York, New York 10285	Salt Lake City, Utah 84184	Salt Lake City, Utah 84184
(212) 640-2000	(801) 945-2550	(801) 945-2068
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of each Registrant’s Principal Executive Offices)
N/A	N/A	N/A
(Former Name or Former Address, if Changed Since Last Report)	(Former Name or Former Address, if Changed Since Last Report)	(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	On March 21, 2007, American Express Credit Account Master Trust supplemented its Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of January 1, 2006, with its Series 2007-3 Supplement, dated as of March 21, 2007. The Series Supplement is attached hereto as Exhibit 4.1.

On February 21, 2007, American Express Credit Account Master Trust issued its $528,000,000 Class A Floating Rate Asset Backed Certificates, Series 2007-3 and $33,000,000 Class B Floating Rate Asset Backed Certificates, Series 2007-3 (the “Certificates”).

Item 9.01.	Exhibits.
The following are filed as Exhibits to this Report under Exhibit 4.

Exhibit 4.1	Series 2007-3 Supplement, dated as of March 21, 2007, supplementing the Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of January 1, 2006 (incorporated herein by reference to Exhibit 4.1 to Registration No. 333-130508).

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

American Express Receivables Financing
Corporation II,
as originator of the Trust and Co-Registrant
and as Transferor on behalf of the Trust as
Co-Registrant

By:	/s/ Maureen Ryan

Name:	Maureen Ryan
Title:	President

American Express Receivables Financing
Corporation III LLC,
as originator of the Trust and Co-Registrant
and as Transferor on behalf of the Trust as
Co-Registrant

By:	/s/ Catherine M. Hogan

Name:	Catherine M. Hogan
Title:	President

American Express Receivables Financing
Corporation IV LLC,
as originator of the Trust and Co-Registrant
and as Transferor on behalf of the Trust as
Co-Registrant

By:	/s/ Robert Radle

Name:	Robert Radle
Title:	President

EXHIBIT INDEX

Exhibit	Description

Exhibit 4.1	Series 2007-3 Supplement, dated as of March 21, 2007, supplementing the Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of January 1, 2006 (incorporated herein by reference to Exhibit 4.1 to Registration No. 333-130508).